SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): January 17, 2003

Valley Community Bancshares, Inc.
(Exact Name of Registrant as Specified in Charter)

Washington	000-30447	91-1913479
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)
1307 East Main, Puyallup, Washington 98372 (Address of principal executive offices/Zip Code)
Registrant's telephone number, including area code: (253) 848-2316

ITEM 5.    Other Events

        On January 24, 2003, Valley Community Bancshares, Inc. announced:

  •
  Record earnings for the full year of 2002 of $2,118,000 or $1.86 per diluted share compared to $1,786,000 or $1.55 per diluted share during the calendar year 2001. Earnings for the fourth quarter of 2002 totaled $557,000 or 49¢ per diluted share compared to $517,000 or 45¢ per diluted share during the same period in the period year.

  •
  A 60¢ a share cash dividend and a 5% stock dividend payable to shareholders of record on December 31, 2002.

  •
  Completion of the merger of the Company's two bank subsidiaries, Puyallup Valley Bank and Valley Bank, on January 17, 2003. The purpose of the merger was to increase operating efficiency. The resulting bank will operate under the name Valley Bank, and the Boards of Directors will be combined.

A copy of the press release announcing the foregoing is attached hereto as Exhibit 99 and incorporated herein by this reference.

ITEM 7.    Exhibits

  99
  Press Release

SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

        Dated: January 24, 2003.

VALLEY COMMUNITY BANCSHARES, INC.
By:	/s/ DAVID H. BROWN
David H. Brown President and Chief Executive Officer